SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2009

STANDARD MOTOR PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	1-4743 (Commission File Number)	11-1362020 (I.R.S. Employee Identification Number)

37-18 Northern Boulevard, Long Island City, New York 11101
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  718-392-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 8.01.  Other Events

6¾% Convertible Subordinated Debentures

On July 15, 2009, Standard Motor Products, Inc. issued  a  press  release announcing the repayment at maturity of all of its remaining outstanding 6¾% Convertible Subordinated Debentures due 2009. The payment was financed through the Company’s existing credit facility.

A copy of such press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(c)           Exhibits.

99.1	Press Release, dated July 15, 2009, announcing the repayment at maturity of the Company’s remaining outstanding 6¾% Convertible Subordinated Debentures due 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MOTOR PRODUCTS, INC.

By:	/s/ James J. Burke
James J. Burke
Vice President Finance, Chief Financial Officer

Date: July 15, 2009

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated July 15, 2009, announcing the repayment at maturity of the Company’s remaining outstanding 6¾% Convertible Subordinated Debentures due 2009.